EXHIBIT 99.2
BRIDGELINE SOFTWARE, INC.

UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS

INTRODUCTION

On July 5, 2007, Bridgeline Software, Inc. completed its planned acquisition of Objectware, Inc. (“Objectware”).

The following unaudited combined pro forma condensed financial statements reflect the impact of the following transactions:

1.
The Initial Public Offering of 3,000,000 shares of the Company’s common stock (the “Offering”) that closed on July 5, 2007. The net proceeds were used, in part, to repay short-term Senior Notes Payable and Shareholder Notes Payable;

2.	The acquisition of Objectware; and
3.	The effect of the acquisition of New Tilt, Inc. (“New Tilt”) consummated on April 24, 2006

A description of pro forma adjustments related to each transaction is presented in the notes to the unaudited combined pro forma condensed financial statements. The unaudited combined pro forma condensed financial statements are based on currently available information and certain assumptions that the Company believes are reasonable; however, the actual adjustments may materially differ from the pro forma adjustments presented.

A final determination of the purchase accounting adjustments, including the allocation of the purchase price of the assets acquired and liabilities assumed based on their fair values, has not been made with respect to the acquisition of Objectware. The purchase price accounting adjustments made in connection with the preparation of the unaudited combined pro forma condensed financial statements are preliminary and have been made solely for purposes of preparing such unaudited combined pro forma condensed financial statements.

The Company expects that the allocation of purchase price will be finalized within 60 days of the closing of the transaction. Such purchase price adjustments will reflect the fair value of the assets and liabilities acquired at the date of closing. In the future, the purchase price for Objectware will be adjusted as necessary for contingent earn-out consideration when earned. The Company is not aware of any other contingencies that would affect the allocation of purchase price.

The unaudited combined pro forma condensed financial statements do not purport to present the Company’s financial position or results of operations had the acquisition of Objectware actually been completed as of the date indicated, and the unaudited combined pro forma condensed financial statements do not project the Company’s financial position or results of operations for any future date or period.

BRIDGELINE SOFTWARE, INC.

UNAUDITED COMBINED PRO FORMA CONDENSED BALANCE SHEET
JUNE 30, 2007
(Dollars in thousands)

The following unaudited combined pro forma condensed balance sheet reflects the effect of the Offering and the acquisition of Objectware as of June 30, 2007. The pro forma adjustments reflect the Use of Proceeds from the Offering as though it were completed on June 30, 2007 and the adjustments to Objectware’s historical balance sheet for the elimination of certain assets and liabilities that will not be acquired and to reflect the acquired assets and liabilities at estimated fair value as if they were acquired on June 30, 2007.

	Bridgeline	Objectware	Pro Forma		Pro Forma
	Software	Inc.	Acquisition		Offering
	Inc.	Historical	Adjustments		Adjustments		Pro Forma
	Historical	(Note 1)	(Note 2)		(Note 3)		Combined
ASSETS
Cash and cash equivalents	$182	$407	$(3,551	)(a)	$10,840	(k)	$7,878
Accounts receivable and other current assets	1,649	743	85	(b)	—		2,477
Total current assets	1,831	1,150	(3,466)		10,840		10,355
Other assets	1,393	407	(136	)(c)	(638	)(l)	1,026
Intangible assets, net	216	—	409	(d)	—		625
Goodwill	6,579	—	5,481	(e)	—		12,060
Total assets	$10,019	$1,557	$2,288		$10,202		$24,066

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term debt	$3,000	$—	$—		$(3,000	)(m)	$—
Current liabilities and accrued expenses	2,887	547	(62	)(f)	—		3,372
Total current liabilities	5,887	547	(62)		(3,000)		3,372
Other liabilities	111	243	(228	)(g)	—		126
Total liabilities	5,998	790	(290)		(3,000)		3,498

Shareholders’ equity:
Common stock	4	2	(2	)(h)	3	(n)	7
Additional paid-in capital	10,099	—	3,345	(i)	13,199	(o)	26,643
Accumulated earnings (deficit)	(6,082)	765	(765	)(j)	—		(6,082)
Total shareholders’ equity	4,021	767	2,578		13,202		20,568
Total liabilities and shareholders’ equity	$10,019	$1,557	$2,288		$10,202		$24,066

The accompanying notes are an integral part of these unaudited combined pro forma condensed financial statements.

BRIDGELINE SOFTWARE, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED BALANCE SHEET
JUNE 30, 2007
(Dollars in thousands)

1.	Acquisition of Objectware

The unaudited combined pro forma condensed balance sheet combines the Company’s unaudited balance sheet with Objectware’s unaudited balance sheet as of June 30, 2007.

The following table summarizes the estimated the purchase price allocation and estimated fair values of the assets and liabilities acquired at the closing date of the Objectware acquisition:

	Historical at June 30, 2007	Estimated Fair Value on Acquisition Date
Net assets acquired:
Cash	$407	$278
Other current assets	743	828
Equipment	170	100
Other assets	237	237
Intangible assets	—	409
Goodwill	—	5,481
Total assets	$1,557	7,333

Accrued income taxes payable	$2	—
Current liabilities	86	86
Deferred revenues, current	459	399
Deferred revenues, long-term	231	6
Deferred tax liabilities	12	9
Total liabilities	790	500

Total equity	767

Total liabilities and equity	$1,557

Net assets acquired		$6,833

Purchase price:
Cash paid		$2,826
Equity exchanged		3,054
Options exchanged		162
Closing costs and fees-cash paid at closing		725
Closing costs and fees paid prior to closing and deferred		66
Total purchase price consideration		$6,833

BRIDGELINE SOFTWARE, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED BALANCE SHEET
JUNE 30, 2007
(Dollars in thousands)

The Company was required to pay additional consideration and contingent consideration in accordance with the terms of the acquisition agreement. This additional consideration is estimated to be approximately $680 based on Objectware’s unaudited June 30, 2007 balance sheet which will be paid in the form of cash (48%) of $326 and common stock (52%), valued at the estimated offering price of $5.00 or 70,716 shares) valued at $354.

The Company may also be required to pay additional contingent consideration up to $1,800 in the form of additional purchase price of which up to $800 will be payable in cash, quarterly over the three years subsequent to the closing of this acquisition. These payments are contingent upon Objectware generating positive earnings before interest, taxes and depreciation and amortization (“EBITDA”) of at least $250 per calendar quarter during the 12 consecutive calendar quarters following the acquisition.

The fair market value of the following assets are estimated in the pro forma presentation:

Intangible assets - The Company estimates a fair value of $409 to be assigned to intangible assets in its purchase price allocation. These assets are identified as the estimated fair value of customer relationships ($345) and the estimated fair value of the non-competition provision of employment agreements ($64) as determined using a discounted cash flow model prepared by management. Management estimates the useful life of these intangible assets to be five years.

Equipment - Based on an internal analysis of the fixed asset register provided by Objectware, the Company has estimated the fair value of equipment expected to have continuing value to the Company subsequent to the acquisition to be $100.

2.	Pro Forma Acquisition Adjustments

(a) $3,551 represents cash consideration paid, including expenses, in the Objectware acquisition.
(b) $85 represents a net adjustment (reduction) of deferred tax assets reclassified against deferred tax liabilities of $3 (see (g) below) and an adjustment to accounts receivable of $88 to reflect an increase in estimated working capital at the effective date of the acquisition.
(c) $136 represents deferred acquisition costs recorded to goodwill at the acquisition ($66) and an adjustment to fixed assets ($70) based on an internal analysis of the estimated fair value of fixed assets acquired compared to the book value at the acquisition date.
(d) $409 represents the estimated fair value of intangible assets that will be recognized as an asset by the Company after the acquisition of Objectware as described in Note (1) above.
(e) $5,481 represents the excess of the cost of the acquisition over the net amounts assigned to acquired assets and liabilities as detailed in Note (1) above.
(f) $62 represents the total of $2 of Objectware’s income taxes payable that will be not be assumed by the Company and $60 of current deferred revenue related to a service arrangement of Objectware, the performance of which has been completed. Objectware has extended the payment terms offered to a certain customer. There are no services remaining to be delivered in connection with this arrangement and revenue associated with the receivable has been deferred by Objectware. Since this deferred revenue does not represent a legal performance obligation of the Company at the time of the acquisition, it will not be recognized as a liability at the time of acquisition consistent with paragraph 5 of EITF 01-3, Accounting in a Business Combination for Deferred Revenue of an Acquiree.
(g) $228 represents $225 of non-current deferred revenue related to service arrangements of Objectware, the performance of which has been completed (see (f) above) and $3 net adjustment of deferred tax assets against deferred tax liabilities.

BRIDGELINE SOFTWARE, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED BALANCE SHEET
JUNE 30, 2007
(Dollars in thousands)

(h) $2 represents the effect of the elimination of Objectware’s common stock outstanding as detailed in Note (1) above.
(i) $3,345 represents the effect of the issuance of the Company’s common stock in connection with the acquisition of Objectware as detailed in Note (1) above.
(j) $765 represents the effect of the elimination of Objectware’s accumulated earnings (see (a) above).

3.	Pro Forma Offering Adjustments

The Unaudited Combined Pro Forma Financial Statements give effect to the receipt and application of the proceeds from the sale of securities in the Offering.

(k) $10,840 represents net cash received in the offering as detailed below.

Gross proceeds	$16,000
Underwriter discount and fees	(1,600)
Legal, accounting and other fees	(560)
Net proceeds of the offering	13,840

Repayment of senior notes and shareholder notes	(3,000)

Net cash received	$10,840

(l) $638 represents deferred costs associated with the Offering that will be charged to additional paid in capital when the Offering is completed.
(m) $3,000 represents short term debt that will be paid with the proceeds of the Offering.
(n) $3 represents the effect of the expected issuance of the Company’s common stock in connection with the Offering.
(o) $13,199 represents the effect of the issuance of the Company’s common stock in connection with the Offering.

BRIDGELINE SOFTWARE, INC.

UNAUDITED COMBINED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED JUNE 30, 2007
(Dollars in thousands, except per share amounts)

The following unaudited combined pro forma condensed statement of operations for the nine months ended June 30, 2007 reflects adjustments related to the effects of the Offering and the acquisition of Objectware as if these events occurred as of the beginning of the period on October 1, 2006.

	Bridgeline		Pro Forma		Pro Forma
	Software	Objectware	Acquisition		Offering
	Inc.	Inc.	Adjustments		Adjustments		Pro Forma
	Historical	Historical	(Note 1)		(Note 2)		Combined
Revenue:
Web services	$5,509	$2,944	$—		$—		$8,453
Managed services	1,153	776	—		—		1,929
Subscriptions	339	—	—		—		339
Total revenue	7,001	3,720	—		—		10,721
Cost of revenue	3,364	1,747	203	(a)	—		5,314
Gross profit	3,637	1,973	(203)		—		5,407
Operating expenses:
Sales and marketing	2,269	—	—		—		2,269
Technology development	552	—	—		—		552
General and administrative expenses	1,859	2,380	(1,525	)(b)	—		2,714
Total operating expenses	4,680	2,380	(1,525)		—		5,535
Income (loss) from operations	(1,043)	(407)	1,322		—		(128)
Other income (expenses):
Other income (expense)	—	47	—		—		47
Interest expense	(876)	—	—		856	(c)	(20)
Income (loss) before income taxes	(1,919)	(360)	1,322		856		(101)
(Provision) benefit for income taxes (Note 3)	—	202	(260)		—		(58)
Net income (loss)	$(1,919)	$(158)	$1,062		$856		$(159)
Net income (loss) per share:
Basic and Diluted	$(0.45)						$(0.02)
Number of weighted average shares (Note 4):
Basic and Diluted	4,277,714				2,313,026	(d)	6,590,740

The accompanying notes are an integral part of these unaudited combined pro forma condensed financial statements.

BRIDGELINE SOFTWARE, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED
STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED JUNE 30, 2007
(Dollars in thousands)

1.   Pro Forma Acquisition Adjustments

The following adjustments assume the transactions described above occurred on October 1, 2006.

(a)  The $203 net increase in cost of revenues represents the effect of the following items:

(i)
$61 increase in amortization and depreciation expense resulting from the values assigned to intangible assets and property of Objectware upon acquisition. In accordance with Note 1 to the Unaudited Combined Pro Forma Condensed Balance Sheet as of June 30, 2007, the Company estimates that $409 in purchase price will be allocated to intangible assets, which will be amortized over a five year period resulting in a Pro Forma effect of $61.

(ii)
$142 increase resulting from a reclassification of overhead expenses to cost of sales to conform to the Company’s accounting policy. In accordance with Objectware’s accounting policy, cost of sales consists solely of direct labor and contract labor. The Company’s cost of sales includes direct labor, contract labor and associated overhead costs. The Company intends to conform Objectware’s accounting policy to the Company’s upon closing of the acquisition and, accordingly, an adjustment for the applicable overhead based on the Company’s policy has been reclassified from general and administrative expenses to cost of sales (see (b)(iii) below).

(b) The $1,525 decrease in general and administrative expenses represents the effect of the following items:

(i)
$1,353 decrease in salary for the owner of Objectware in order to reflect the salary at the expected contractual rate that will be in effect after the acquisition. Upon the closing of the Objectware acquisition, the former owner of Objectware will execute an employment agreement with a stated compensation of $250, including bonus. The pro forma adjustment takes into account the difference between actual compensation paid for the nine months ending June 30, 2007 ($1,540) and the pro forma contractual rate ($187) for the period.

(ii)
$30 decrease in depreciation expense resulting from the values assigned to property and equipment for Objectware. The pro forma adjustment reflects the difference in actual depreciation expense for the nine months ending June 30, 2007 ($53) and the pro forma depreciation expense computed based upon the estimated fair value assigned to property and equipment at the date of acquisition in accordance with Note 1 to the Unaudited Combined Pro Forma Condensed Balance Sheet as of June 30, 2007.

(iii)	$142 decrease resulting from a reclassification of overhead expenses to cost of sales to conform to the Company’s accounting policy (see Note (a)(ii) above).

BRIDGELINE SOFTWARE, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED
STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED JUNE 30, 2007
(Dollars in thousands)

2.   Pro Forma Offering Adjustments

The Unaudited Combined Pro Forma Financial Statements give effect to the receipt and application of the proceeds from the sale of securities in the Offering.

The following adjustments assume the transactions described above occurred on October 1, 2006.

(c) The $856 decrease in interest expense related to short term indebtedness repaid with the proceeds from the Offering.

3.   Income Taxes

The $260 reduction in income tax benefit is the result of state income expense that would be increased related to the pro forma net income derived from combining Objectware as of the beginning of the period on October 1, 2006. The Company’s net operating loss carryforwards are sufficient to offset all federal taxable income such that no federal income tax expense would be incurred for the nine months ended June 30, 2007.

4.  Weighted Average Shares Outstanding

(d)  The shares expected to be issued in connection with the acquisition of Objectware and shares issued in the offering related to pro forma adjustments above are included in the computation of weighted average shares outstanding as if these shares were issued as of the beginning of the period on October 1, 2006.  The Pro Forma share adjustments are as follows:

●	Issuance of 560,000 shares from the offering to repay senior notes payable of $2,800,000.
●	Issuance of 432,110 shares from the offering to pay underwriter, accounting, legal and other fees totaling $2,160,550.
●	Issuance of 710,200 shares from the offering as partial consideration representing the cash portion and fees pursuant to the Objectware acquisition totaling $3,551,000.
●	Issuance of 610,716 shares as consideration pursuant to the Objectware acquisition totaling $3,053,580.

BRIDGELINE SOFTWARE, INC.

UNAUDITED COMBINED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2006
(Dollars in thousands, except per share amounts)

The following unaudited combined pro forma condensed statement of operations for the year ended September 30, 2006 reflects adjustments related to the effects of the Offering, the acquisition of Objectware, and the results of operations of New Tilt as if these events occurred as of the beginning of the period on October 1, 2005.

	Bridgeline	New Tilt	Objectware	Pro Forma
	Software	Inc.	Inc.	Acquisition		Pro Forma
	Inc.	Historical	Historical	Adjustments		Adjustments		Pro Forma
	Historical	(Note 1)	(Note 2)	(Note 3)		(Note 4)		Combined
Revenue:
Web services	$6,525	$919	$3,120	$—		$—		$10,564
Managed services	1,243	—	782	—		—		2,025
Subscriptions	467	—	—	—		—		467
Total revenue	8,235	919	3,902	—		—		13,056
Cost of revenue	3,809	851	1,764	229	(a)	—		6,653
Gross profit	4,426	68	2,138	(229)		—		6,403
Operating expenses:
Sales and marketing	3,227	77	—	—		—		3,304
Technology development	176	—	—	—		—		176
General and administrative expenses	1,833	301	1,400	(425	)(b)			3,109
Total operating expenses	5,236	378	1,400	(425)		—		6,589
Income (loss) from operations	(810)	(310)	738	196		—		(186)
Other income (expenses):
Other income (expense)	—	10	58	—		—		68
Interest expense	(638)	(2)	(1)	—		624	(c)	(17)
Income (loss) before income taxes	(1,448)	(302)	795	196		624		(135)
Provision (benefit) for income taxes (Note 5)	—	—	309	—		(252)		57
Net income (loss)	$(1,448)	$(302)	$486	$196		$876		$(192)
Net income (loss) per share:
Basic	$(0.36)							$(0.03)
Diluted	$(0.36)							$(0.03)
Number of weighted average shares (Note 6):
Basic and Diluted	4,046,278					2,637,648		6,683,926

The accompanying notes are an integral part of these unaudited combined pro forma condensed financial statements.

BRIDGELINE SOFTWARE, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2006
(Dollars in thousands)

1.   Acquisition of New Tilt

The Company acquired New Tilt on April 24, 2006. The amounts represent the historical pre-acquisition operating results of New Tilt for the period October 1, 2005 to December 31, 2005, which were derived from the accounting records of New Tilt for such period combined with New Tilt’s results of operations from January 1, 2006 through the date of acquisition which are included in the audited financial statements of New Tilt appearing elsewhere in this Registration Statement and are summarized below:

	October 1, 2005 to December 31, 2005	January 1, 2006 to April 24, 2006	October 1, 2005 to April 24, 2006

Revenue	$515	$404	$919
Cost of revenue	459	392	851
Gross Margin	56	12	68

Sales and marketing	36	41	77
General and administrative expenses	131	170	301
Total operating expenses	167	211	378

Loss from operations	(111)	(199)	(310)

Other income	—	10	10
Interest expense	—	(2)	(2)

Loss before taxes	(111)	(191)	(302)

Provision (benefit) for income taxes	—	—	—

Net loss	$(111)	$(191)	$(302)

BRIDGELINE SOFTWARE, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2006
(Dollars in thousands)

The following table summarizes the purchase price allocation and fair values assigned to the assets and liabilities acquired in the New Tilt acquisition:

	Historical at April 24, 2006	Fair Value on Acquisition Date
Net assets acquired:
Cash	$159	$159
Other current assets	181	181
Equipment	61	56
Other assets	11	59
Intangible assets	—	91
Goodwill	—	1,123
Total assets	$412	1,669

Current liabilities	$98	70
Deferred tax liabilities	—	49
Total liabilities	98	119

Total equity	314

Total liabilities and equity	$412

Net assets acquired		$1,550

Purchase price:
Cash paid		$550
Equity exchanged		717
Warrants issued and options exchanged		121
Closing costs and fees		162
Total purchase price consideration		$1,550

In addition to the consideration paid at closing, the Company may be required to pay contingent consideration in the form of additional purchase price of up to $750 payable in cash, quarterly over the three years subsequent to the closing of this acquisition. These payments are contingent upon New Tilt generating positive earnings before interest, taxes and depreciation and amortization (“Post-Merger EBITDA”) each calendar quarter during the 12 consecutive calendar quarters following the acquisition. As of March 31, 2007, $144 has been paid as additional consideration to the former owners of New Tilt in the form of earn-out.

The fair market value of the following assets are estimated in the pro forma presentation.

BRIDGELINE SOFTWARE, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2006
(Dollars in thousands)

Intangible assets - The Company allocated a fair value of $91 to intangible assets in its purchase price allocation. These assets are identified as the estimated fair value of customer relationships ($29) and the estimated fair value of the non-competition provision of employment agreements ($62) as determined using a discounted cash flow model prepared by management. Management estimates the useful life of these intangible assets to be five years.

Equipment - The Company has estimated the fair value of equipment to be $56 based on an internal analysis of the fixed asset register provided by New Tilt. For pro forma presentation, the Company has utilized its fixed asset depreciation policy as detailed in Note 1 to the financial statements, whereby depreciation is computed by use of the straight-line method over the estimated useful lives of the related assets (three years for computer hardware and software and five years for office furniture and equipment).

2.   Acquisition of Objectware

The amounts represent the historical operating results of Objectware for the twelve months September 30, 2006. Please refer to Note 1 of the Unaudited Combined Pro Forma Condensed Balance Sheet as of June 30, 2007 for the estimated purchase price allocation of the Objectware acquisition.

3.   Pro Forma Acquisition Adjustments

The following adjustments assume the transactions described above occurred on October 1, 2005.

(a)		The $229 net increase in cost of revenues represents the effect of the following items:

(i)
$93 increase in amortization expense resulting from the values assigned to intangible assets of New Tilt ($11) and Objectware ($82) upon acquisition. In accordance with Note 1 to the Unaudited Combined Pro Forma Condensed Statement of Operations for the year ended September 30, 2006, the Company has allocated $91 of the New Tilt purchase price to intangible assets, which is amortized over a five year period resulting in a pro forma effect of $11. In accordance with Note 1 to the Unaudited Combined Pro Forma Condensed Balance Sheet as of June 30, 2007, the Company estimates that $409 in purchase price for Objectware will be allocated to intangible assets, which will be amortized over a five year period resulting in a Pro Forma effect of $82.

(ii)
$19 decrease in New Tilt’s stock-based compensation in order to conform to the Company’s accounting policy; this pro forma adjustment is the result of stock compensation expenses computed pursuant to New Tilt’s accounting policy in accordance with SFAS 123R ($19) as compared to the stock compensation expense that would have been recorded in accordance with the Company’s accounting policy under the intrinsic value method in accordance with APB 25 ($0).

(iii)
$155 increase resulting from a reclassification of period expenses to cost of sales to conform to the Company’s accounting policy. In accordance with Objectware’s accounting policy, cost of sales consists solely of direct labor and contract labor. The Company’s cost of sales includes direct labor, contract labor and associated overhead costs. The Company intends to conform Objectware’s accounting policy to the Company’s upon closing of the acquisition and, accordingly, an adjustment for the applicable overhead based on the Company’s policy has been reclassified from general and administrative expenses to cost of sales (see Note (b)(iv) below).

(b)		The $425 decrease in general and administrative expenses represents the effect of the following items:

BRIDGELINE SOFTWARE, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2006
(Dollars in thousands)

(i)
$208 decrease in salary for the owner of Objectware in order to reflect the salary at the expected contractual rate that will be in effect after the acquisition. Upon the closing of the Objectware acquisition, the former owner of Objectware will execute an employment agreement with a stated compensation of $250, including bonus. The pro forma adjustment takes into account the difference between actual compensation paid for the year ended September 30, 2006 ($458) and the pro forma contractual rate ($250) for the period.

(ii)
$41 decrease in depreciation expense resulting from the values assigned to property and equipment for New Tilt $(12) and Objectware ($29). The pro forma adjustment reflects the difference in actual depreciation expense for the year ended September 30, 2006 for New Tilt ($24) and Objectware ($59) and the pro forma depreciation expense computed based upon the estimated fair value assigned to property and equipment at the date of acquisition in accordance with Note 1 to the Unaudited Combined Pro Forma Condensed Balance Sheet as of June 30, 2007.

(iii)
$21 decrease in New Tilt’s stock-based compensation in order to conform to the Company’s accounting policy; this pro forma adjustment is the result of stock compensation expenses computed pursuant to New Tilt’s accounting policy in accordance with SFAS 123R ($21) as compared to the stock compensation expense that would have been recorded in accordance with the Company’s accounting policy under the intrinsic value method in accordance with APB 25 ($0).

(iv)	$155 decrease resulting from a reclassification of period expenses to cost of sales to conform to the Company’s accounting policy (see Note (a)(iii) above).

4.   Pro Forma Offering Adjustments

The Unaudited Combined Pro Forma Financial Statements give effect to the receipt and application of the proceeds from the sale of securities in the Offering.

The following adjustments assume the transactions described above occurred on October 1, 2005.

(c)  The $624 decrease in interest expense related to indebtedness incurred to finance, in part, the acquisition of New Tilt, such indebtedness to be repaid with the proceeds of the offering as described in the Use of Proceeds

5.   Income Taxes

The $252 decrease in federal income tax expense is the result of combining Objectware as of the beginning of the period on October 1, 2005. The Company’s net operating loss carryforwards are sufficient to off-set the taxable income of Objectware such that no federal income tax expense would be incurred for the year ended September 30, 2006.

6.   Weighted Average Shares Outstanding

The shares issued in connection with the New Tilt acquisition and expected to be issued in connection with the acquisition of Objectware and shares issued in the offering related to pro forma adjustments above are included in the computation of weighted average shares outstanding as if these shares were

BRIDGELINE SOFTWARE, INC.

NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2006
(Dollars in thousands)

issued as of the beginning of the period on October 1, 2005. The Pro Forma share adjustments are as follows:

●	Issuance of 560,000 shares from the offering to repay senior notes payable of $2,800,000.
●	Issuance of 432,110 shares from the offering to pay underwriter, accounting, legal and other fees totaling $2,160,550.
●	Issuance of 710,200 shares from the offering as partial consideration representing the cash portion and fees pursuant to the Objectware acquisition totaling $3,551,000.
●	Issuance of 610,716 shares as partial consideration pursuant to the Objectware acquisition totaling $3,053,580.
●
Pro Forma effect of issuing an additional 182,222 shares as partial consideration pursuant to the New Tilt acquisition as if the acquisition had occurred as of the beginning of the period on October 1, 2005.

●
Pro Forma effect of issuing 142,400 shares from the offering as partial consideration representing the cash portion and fees pursuant to the New Tilt acquisition totaling $712,000, as if the acquisition had occurred as of the period on October 1, 2005.